UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2024

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) amends the Current Report on Form 8-K originally filed by the Company (as defined below) on December 9, 2024 (the “Original Form 8-K”). This Amendment is being filed solely to (i) add Item 1.01 (Entry into a Material Definitive Agreement) to the filing, as such section was inadvertently omitted from the Original Form 8-K, and (ii) correct the “Date of Report” on the cover page to the filing to the date of the earliest event reported, which was December 6, 2024. This Amendment does not otherwise change or update any of the other disclosure set forth in the Original Form 8-K and does not otherwise reflect events occurring after the Original Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement

On December 8, 2024, LM Funding America, Inc. (the “Company”) entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with an existing accredited investor (the “Investor”) to exercise certain outstanding warrants to purchase an aggregate of 1,736,370 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), originally issued to the Investor on August 19, 2024, having an original exercise price of $2.98 per share (the “Existing Warrants”). The offer and resale of the shares of Common Stock underlying the Existing Warrants was registered pursuant to a registration statement on Form S-3 (File No. 333-282023).

In consideration for the immediate exercise of the Existing Warrants, the exercising holder received new unregistered warrants to purchase up to an aggregate of 3,472,740 shares of the Company’s Common Stock (the “New Warrants”).

The New Warrants have substantially the same terms as the Existing Warrants, are immediately exercisable at an exercise price of $2.95 per share (the applicable Nasdaq “Minimum Price”), and will expire five years from the date of issuance. The Company agreed to file a resale registration statement covering the resale of the shares of Common Stock issuable upon exercise of the New Warrants with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable (and in any event within 30 calendar days) after the date of the Warrant Exercise Agreement, and to use commercially reasonable efforts to have such resale registration statement declared effective by the SEC within 60 calendar days following the date of the Warrant Exercise Agreement. The New Warrants include a beneficial ownership limitation that prevents the investor from owning more than 4.99% of the Company’s outstanding common stock at any time (which may be increased by the investor to no more than 9.99%).

The gross proceeds to the Company from the exercise of the Existing Warrants was approximately $5.1 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the offering occurred on December 9, 2024. The Company intends to use the net proceeds for working capital and general corporate purposes.

Maxim Group LLC (“Maxim”) acted as the financial advisor to the Company pursuant to a letter agreement between the Company and Maxim, dated December 8, 2024. As compensation for such services, the Company agreed to pay Maxim an aggregate cash fee equal to 6.0% of the total proceeds received by the Company from the exercise of the Existing Warrants.

The foregoing descriptions of the Warrant Exercise Agreement and the New Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Warrant Exercise Agreement and the form of New Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 6, 2024, the Company and its wholly-owned subsidiary, US Digital Mining and Hosting Oklahoma LLC, an Oklahoma limited liability company (“US Digital”), completed the previously announced acquisition (the “Acquisition”) of substantially all of the business assets of Tech Infrastructure JV I LLC, a Delaware limited liability company and joint venture affiliate of Arthur Development Group, Inc. (“Seller”), including certain contracts, mining equipment and other tangible personal property, and certain rights of the Seller relating to the assets being purchased (collectively, the “Assets”), free and clear of any liens other than certain specified liabilities of the Seller that were assumed, pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”) entered into on November 14, 2024 by and among the Company, US Digital, and Seller. The total purchase price of approximately $7.3 million was paid as follows: (i) approximately $1.1 million was paid by the Company to Seller in cash at the closing; (ii) approximately $3.7 million was credited against outstanding loans made by the Company and its affiliates to Seller; and (iii) approximately $2.5 million is currently being held in escrow in order to ensure that Seller vacates the site, including by removing all of the miners that Seller hosts for its other clients. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 18, 2024, and is, along with the description of the same contained in Item 1.01 of such Current Report on Form 8-K, incorporated herein by reference.

Further, in connection with the Acquisition, the Company took assignment of a Ground Lease and Use Agreement (the “Ground Lease”) which, as amended, provides for rent of $135,000 per year, subject to certain adjustments, and, among other things, provides the Company an option to purchase the land underlying the lease for a purchase price to include (i) the prepayment of rent owed through the remainder of the term of the Ground Lease, subject to certain adjustments, and (ii) a cash payment of $25,000 (the “Lease Option”). The Lease Option will begin on the earlier of (i) December 1, 2026, or (ii) the date that certain minimum usage thresholds have been met, and will have a duration of one year unless the Ground Lease is otherwise terminated. The Ground Lease is for a term that will expire in June 2029.

The foregoing description of the Ground Lease is not complete and is qualified in its entirety by reference to the full text of the Ground Lease, including all amendments thereto, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The New Warrants were issued solely to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The New Warrants and the shares of Common Stock issuable upon the exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On December 9, 2024, LMFA issued a press release announcing its entry into the Warrant Exercise Agreement and a press release announcing the closing of the Acquisition, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As a result of the completion of the Acquisition, the total aggregate amount of loans made by the Company to Seller that were outstanding immediately prior to the closing of the Acquisition (with a balance of $3.8 million) were paid in full as a credit toward the purchase price of the Acquisition, and no amounts remain outstanding under such loans.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrant.

10.1	Form of Warrant Exercise Agreement, dated December 8, 2024.

99.1	Press Release announcing entry into Warrant Exercise Agreement issued December 9, 2024.

99.2	Press Release announcing closing of the Acquisition issued December 9, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America Inc

Date:	January 10, 2025	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer